NEWS RELEASE

For immediate release:

Contact: Charles D. Troiano at (212) 978-4710

Odyssey Re Holdings Corp. Reports 2003 Third Quarter and Nine Months Results;
Operating Income Up 57%

New York, NY — October 30, 2003 — Odyssey Re Holdings Corp. (NYSE & TSX: ORH) today reported its third quarter results, which included record premiums written, cash flow and operating income.

Net income after tax amounted to $42.3 million, or $0.65 per common share for the quarter ended September 30, 2003 compared to $87.8 million or $1.35 per common share for the quarter ended September 30, 2002. Included in the third quarter 2003 and 2002 net income were net realized capital gains of $17.3 million and $104.6 million, respectively, which on an after-tax basis, amounted to $11.2 million and $68.0 million, or $0.17 and $1.05 per common share, respectively. All references to per share amounts in this earnings release are on a diluted basis.

Operating income after tax, which excludes net realized capital gains for the third quarter 2003 was $31.1 million, or $0.48 per common share, compared to $19.8 million, or $0.30 per common share for the third quarter 2002. Operating income after tax was $80.0 million, or $1.23 per common share, and $59.7 million (excludes net realized capital gains and the cumulative effect of a change in accounting principle), or $0.92 per common share for the nine months ended September 30, 2003 and 2002, respectively.

For the nine months ended September 30, 2003, net income after tax was $201.6 million, or $3.10 per common share compared to net income after tax of $176.9 million, or $2.72 per common share for the nine months ended September 30, 2002, which included the cumulative effect of a change in accounting principle of $36.9 million, or $0.57 per common share, resulting from the full amortization of negative goodwill in accordance with the adoption of new accounting principles in 2002. Net after-tax realized capital gains for the nine months ended September 30, 2003 were $121.6 million, or $1.87 per common share, compared to $80.3 million, or $1.23 per common share for the nine months ended September 30, 2002.

The net combined ratio for the third quarter 2003 was 96.3% compared to 99.9% for the third quarter 2002. For the nine months ended September 30, 2003, the combined ratio improved by 2.0 percentage points to 97.2% from 99.2% for the nine months ended September 30, 2002.

Stockholders’ equity amounted to $1.33 billion at September 30, 2003, an increase of $274.2 million, or 26.0%, compared to December 31, 2002 and an increase of $308.4 million, or 30.2%, compared to September 30, 2002.

Commenting on the third quarter and nine months results, Andrew A. Barnard, President and Chief Executive Officer, stated, “I am pleased to report OdysseyRe’s business has continued to progress nicely in the third quarter. All of our operating divisions have shown meaningful growth, and each is generating underwriting profits. Our book value continues to expand at a strong rate, as we combine our underwriting profitability with a superlative investment performance.”

Gross premiums written for the three months ended September 30, 2003 were $703.0 million, an increase of $203.3 million, or 40.7%, compared to $499.7 million for the three months ended September 30, 2002. Net premiums written for the third quarter 2003 were $582.2 million, an increase of 38.6% over the prior year’s third quarter net premiums written of $420.0 million. Premium growth was evident throughout OdysseyRe’s four business segments — the Americas, EuroAsia, London Market and U.S. Insurance. Gross premiums written increased in the third quarter 2003 compared to the third quarter 2002 by 20.8% in the Americas, 58.4% in

Odyssey Re Holdings Corp., 140 Broadway, New York, NY 10005 - Phone: (212) 978-4700 - Fax: (212) 344-4229

EuroAsia, 50.4% in the London Market, and 126.4% in the U.S. Insurance segment. Effective January 1, 2003, insurance business underwritten by Hudson Insurance Company, which was previously included in the Americas division, and the 2003 new and renewal Healthcare business have been combined into a new business segment, U.S. Insurance. For comparative purposes, the 2002 segment information included in this earnings release has been restated on a basis consistent with the 2003 structure.

Total net investment results, which include net investment income and net realized capital gains, amounted to $49.1 million in the third quarter 2003 compared to $136.8 million in the third quarter 2002. Net investment income, excluding net realized capital gains, amounted to $31.8 million for the third quarter 2003 compared to $32.3 million for the third quarter 2002. Net realized capital gains decreased to $17.3 million for the three months ended September 30, 2003 from $104.6 million for the third quarter of 2002. For the nine months ended September 30, 2003, net realized capital gains were $187.1 million compared to $123.5 million for the nine months ended September 30, 2002. The Company recognized net realized capital gains of $303.9 million during the most recent fifteen month period, predominately from the sale of fixed income securities. Pre-tax net unrealized capital gains were $119.0 million at September 30, 2003.

For the three months ended September 30, 2003, net cash flow from operations was $182.0 million compared to cash flow from operations of $61.8 million for the third quarter 2002. For the nine months ended September 30, 2003 net cash flow from operations amounted to $395.2 million, more than three times last year’s comparable period.

At September 30, 2003 investments and cash totaled $3.8 billion, an increase of $732.6 million from December 31, 2002; total assets amounted to $6.0 billion at September 30, 2003. Net book value per common share at September 30, 2003 was $20.46, an increase of $4.21 per share compared to $16.25 at December 31, 2002.

OdysseyRe paid a cash dividend of $0.025 per share on September 30, 2003. The total dividend payment amounted to approximately $1.6 million in the third quarter of 2003.

OdysseyRe has decided to de-list its shares of common stock from the Toronto Stock Exchange (symbol: ORH) and will do so effective as of the close of business on November 14, 2003. As almost all of the trading in OdysseyRe’s securities occurs through the New York Stock Exchange, OdysseyRe has chosen to discontinue its Toronto listing. Commencing November 17, 2003, all trading in OdysseyRe’s shares will be consolidated through the New York Stock Exchange, OdysseyRe’s primary stock exchange.

# # #

Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty, program and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries Odyssey America Reinsurance Corporation, Hudson Insurance Company and Newline Underwriting Management Limited.

With $1.3 billion in stockholders’ equity at September 30, 2003, the Company underwrites through four divisions: Americas, EuroAsia, London Market and U.S. Insurance, with major underwriting centers in the United States, London, Paris, Singapore, Latin America and Toronto.

Odyssey Re Holdings Corp. is listed on the New York Stock Exchange and the Toronto Stock Exchange under the symbol ORH. OdysseyRe is rated “A” (Excellent) by A.M. Best Company and “A-” (Strong) by Standard & Poor’s.

# # #

Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: the occurrence of catastrophic events with a frequency or severity exceeding the Company’s estimates; the lowering or loss of one of the Company’s financial or claims-paying ratings, including those of the Company’s subsidiaries; changes in interest rates; changes in premium volumes; increased competition; regulatory and legislative changes; changes in loss payment patterns; changes in estimated overall adequacy of loss and LAE reserves; changes in key management personnel; changes in general market or economic conditions; and other factors which are described in the Company’s filings with the Securities and Exchange Commission.

# # #

Visit OdysseyRe’s Web site — www.odysseyre.com — for additional information about the Company. In addition, anyone may view the Company’s historical press releases and filings with the Securities and Exchange Commission, which provide additional data regarding the Company’s prior quarterly and year-to-date results. This historical information may be found on OdysseyRe’s web site under “Financial Information.”

# # #

Consolidated financial and segment information follows:

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 2003 (UNAUDITED) AND DECEMBER 31, 2002
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	September 30,	December 31,
	2003	2002

ASSETS
Investments and cash:
Fixed income securities, at fair value (amortized cost $1,442,642 and $1,964,758, respectively)	$1,479,036	$1,992,574
Redeemable preferred stock, at fair value (cost $13,398)	—	12,694
Equity securities:
Common stocks, at fair value (cost $161,334 and $146,028, respectively)	209,047	152,560
Common stocks, at equity	111,786	101,021
Short-term investments, at cost which approximates fair value	125,847	189,161
Other invested assets	217,061	149,649
Cash and cash equivalents	1,672,273	484,744

Total investments and cash	3,815,050	3,082,403
Investment income due and accrued	14,455	26,358
Reinsurance balances receivable	521,624	430,491
Reinsurance recoverable on loss payments	145,795	80,473
Reinsurance recoverable on unpaid losses	934,725	1,026,979
Prepaid reinsurance premiums	117,712	92,525
Funds held by ceding insurers	129,919	112,747
Deferred acquisition costs	158,999	128,890
Federal and foreign income taxes	73,657	107,029
Other assets	63,708	215,780

Total assets	$5,975,644	$5,303,675

LIABILITIES
Unpaid losses and loss adjustment expenses	$3,207,002	$2,871,552
Unearned premiums	804,385	602,562
Debt obligations	205,673	206,340
Reinsurance balances payable	159,062	108,257
Funds held under reinsurance contracts	142,331	238,233
Other liabilities	126,890	220,648

Total liabilities	4,645,343	4,247,592

STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value; 200,000,000 shares authorized; 0 shares issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 65,142,857 shares issued	651	651
Additional paid-in capital	793,282	793,334
Treasury stock, 135,754 and 138,894 shares, respectively, at cost	(2,253)	(2,305)
Unearned compensation	(3,722)	(4,572)
Accumulated other comprehensive income, net of deferred income taxes	98,385	21,736
Retained earnings	443,958	247,239

Total stockholders’ equity	1,330,301	1,056,083

Total liabilities and stockholders’ equity	$5,975,644	$5,303,675

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
NINE MONTHS AND THREE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Nine Months	Nine Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2003	2002	2003	2002

REVENUES
Gross premiums written	$1,876,670	$1,331,648	$702,953	$499,721
Ceded premiums written	261,870	177,921	120,796	79,687

Net premiums written	1,614,800	1,153,727	582,157	420,034
Increase in unearned premiums	(172,487)	(158,015)	(68,315)	(59,496)

Net premiums earned	1,442,313	995,712	513,842	360,538
Net investment income	90,979	90,486	31,839	32,258
Net realized investment gains	187,078	123,512	17,263	104,562

Total revenues	1,720,370	1,209,710	562,944	497,358

EXPENSES
Losses and loss adjustment expenses	982,438	683,698	354,979	246,788
Acquisition costs	346,760	252,188	113,665	94,722
Other underwriting expenses	72,313	51,668	26,350	18,556
Other expense, net	5,255	2,675	1,558	1,022
Interest expense	7,641	6,580	2,712	2,184

Total expenses	1,414,407	996,809	499,264	363,272

Income before income taxes and cumulative effect of a change in accounting principle	305,963	212,901	63,680	134,086

Federal and foreign income tax provision:
Current	102,548	—	13,100	—
Deferred	1,821	72,905	8,252	46,316

Total federal and foreign income tax provision	104,369	72,905	21,352	46,316

Income before cumulative effect of a change in accounting principle	201,594	139,996	42,328	87,770
Cumulative effect of a change in accounting principle	—	36,862	—	—

NET INCOME	$201,594	$176,858	$42,328	$87,770

BASIC
Weighted average shares outstanding	64,731,801	64,741,992	64,746,415	64,734,119

Basic earnings per share	$3.11	$2.73	$0.65	$1.36

DILUTED
Weighted average shares outstanding	65,095,465	65,132,841	65,125,348	65,131,409

Diluted earnings per share	$3.10	$2.72	$0.65	$1.35

DIVIDENDS
Dividends declared per share	$0.075	$0.075	$0.025	$0.025

COMPREHENSIVE INCOME
Net income	$201,594	$176,858	$42,328	$87,770
Other comprehensive income (loss), net of tax	76,649	29,476	4,462	(22,537)

Comprehensive income	$278,243	$206,334	$46,790	$65,233

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AMOUNTS)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2003	2002

COMMON STOCK
Balance, beginning and end of period	$651	$651

ADDITIONAL PAID-IN CAPITAL
Balance, beginning of period	793,334	793,334
Net decrease during period	(52)	—

Balance, end of period	793,282	793,334

TREASURY STOCK
Balance, beginning of period	(2,305)	—
Purchases during period	—	(1,345)
Reissuance during period	52	100

Balance, end of period	(2,253)	(1,245)

UNEARNED COMPENSATION
Balance, beginning of period	(4,572)	(5,704)
Amortization during the period	850	850

Balance, end of period	(3,722)	(4,854)

ACCUMULATED OTHER COMPREHENSIVE
INCOME (LOSS), NET OF DEFERRED INCOME TAXES
Balance, beginning of period	21,736	(12,985)
Net increase during the period	76,649	29,476

Balance, end of period	98,385	16,491

RETAINED EARNINGS
Balance, beginning of period	247,239	45,576
Net income	201,594	176,858
Dividends to stockholders	(4,875)	(4,886)

Balance, end of period	443,958	217,548

TOTAL STOCKHOLDERS’ EQUITY	$1,330,301	$1,021,925

COMMON SHARES (SHARES OUTSTANDING)
Balance, beginning of period	65,003,963	65,142,857
Net treasury shares reissued (acquired)	3,140	(77,794)

Balance, end of period	65,007,103	65,065,063

ODYSSEY RE HOLDINGS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002 (UNAUDITED)
(IN THOUSANDS)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2003	2002

OPERATING ACTIVITIES
Net income	$201,594	$176,858
Less: cumulative effect of a change in accounting principle	—	(36,862)

Income before cumulative effect of a change in accounting principle	201,594	139,996
Adjustments to reconcile net income to net cash provided by operating activities:
Reinsurance balances and funds held, net	(218,724)	(189,085)
Unearned premiums	176,636	160,224
Unpaid losses and loss adjustment expenses	427,704	59,949
Federal and foreign income taxes	(5,861)	72,670
Other assets and liabilities, net	38,452	37,377
Deferred acquisition costs	(30,109)	(37,052)
Net realized investment gains	(187,078)	(123,512)
Bond discount amortization, net	(7,407)	(1,265)

Net cash provided by operating activities	395,207	119,302

INVESTING ACTIVITIES
Maturities of fixed income securities	17,279	5,795
Sales of fixed income securities	4,196,886	1,803,223
Purchases of fixed income securities	(3,456,595)	(1,496,778)
Sales of equity securities	77,639	39,514
Purchases of equity securities	(81,821)	(149,861)
Purchases of other invested assets	(28,172)	(26,173)
Decrease (increase) in short-term investments	63,314	(306,454)
Cash and cash equivalents acquired	—	29,890

Net cash provided by (used in) investing activities	788,530	(100,844)

FINANCING ACTIVITIES
Dividends	(4,875)	(4,886)
Additional borrowings	—	107,494
Repayment of debt principal	—	(110,000)
Sale of interest rate contract	8,667	—
Purchase of treasury stock	—	(1,345)

Net cash provided by (used in) financing activities	3,792	(8,737)

Increase in cash and cash equivalents	1,187,529	9,721
Cash and cash equivalents, beginning of period	484,744	375,142

Cash and cash equivalents, end of period	$1,672,273	$384,863

ODYSSEY RE HOLDINGS CORP.
BUSINESS SEGMENTS
NINE MONTHS AND THREE MONTHS ENDED
SEPTEMBER 30, 2003 AND 2002
(UNAUDITED)
(IN THOUSANDS)

	Nine Months	Nine Months		Three Months	Three Months
	Ended	Ended		Ended	Ended
	September 30,	September 30,	%	September 30,	September 30,	%
	2003	2002	Change	2003	2002	Change

GROSS PREMIUMS WRITTEN Americas*	$1,042,992	$864,022	20.7%	$360,857	$298,600	20.8%
EuroAsia	298,608	178,293	67.5	116,439	73,517	58.4
London Market	313,223	212,744	47.2	122,878	81,690	50.4
U.S. Insurance*	254,485	98,240	159.0	116,614	51,501	126.4
Total	$1,876,670	$1,331,648	40.9%	$702,953	$499,721	40.7%
NET PREMIUMS WRITTEN Americas	$955,715	$798,949	19.6%	$322,376	$277,898	16.0%
EuroAsia	285,765	171,109	67.0	113,020	70,413	60.5
London Market	263,276	161,629	62.9	97,932	60,934	60.7
U.S. Insurance	110,044	22,040	399.3	48,829	10,789	352.6
Total	$1,614,800	$1,153,727	40.0%	$582,157	$420,034	38.6%
NET PREMIUMS EARNED Americas	$884,873	$705,760	25.4%	$300,111	$243,439	23.3%
EuroAsia	260,565	151,279	72.2	96,057	61,818	55.4
London Market	234,982	125,053	87.9	88,710	49,282	80.0
U.S. Insurance	61,893	13,620	354.4	28,964	5,999	382.8
Total	$1,442,313	$995,712	44.9%	$513,842	$360,538	42.5%

	Nine Months	Nine Months		Three Months	Three Months
	Ended	Ended	Percentage	Ended	Ended	Percentaget
	September 30,	September 30,	Point	September 30,	September 30,	Point
	2003	2002	Change	2003	2002	Change

LOSSES AND LOSS
ADJUSTMENT EXPENSES RATIO
Americas	68.0%	67.4%	0.6	68.0%	66.4%	1.6
EuroAsia	71.0	77.7	(6.7)	75.1	85.9	(10.8)
London Market	64.2	63.9	0.3	64.9	56.0	8.9
U.S. Insurance	72.2	79.9	(7.7)	73.4	76.2	(2.8)
Total	68.1%	68.7%	(0.6)	69.1%	68.5%	0.6
ACQUISITION COSTS AND OTHER
UNDERWRITING EXPENSES RATIO
Americas	31.8%	31.6%	0.2	30.7%	31.7%	(1.0)
EuroAsia	23.9	26.6	(2.7)	23.7	25.7	(2.0)
London Market	27.9	30.0	(2.1)	25.6	36.8	(11.2)
U.S. Insurance	15.8	20.4	(4.6)	8.0	32.6	(24.6)
Total	29.1%	30.5%	(1.4)	27.2%	31.4%	(4.2)
COMBINED RATIO
Americas	99.8%	99.0%	0.8	98.7%	98.1%	0.6
EuroAsia	94.9	104.3	(9.4)	98.8	111.6	(12.8)
London Market	92.1	93.9	(1.8)	90.5	92.8	(2.3)
U.S. Insurance	88.0	100.3	(12.3)	81.4	108.8	(27.4)
Total	97.2%	99.2%	(2.0)	96.3%	99.9%	(3.6)

*A portion of the Gross Premiums Written by the U.S. Insurance division has been ceded to, and are also included in the Americas division’s Gross Premiums Written. Accordingly, the sum of the Gross Premiums Written for each segment does not agree to the total Gross Premiums Written as shown in the table above and as reflected in the Consolidated Statements of Operations.